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                               CONSENT OF COUNSEL

                           Tax-Free Investments Trust

                We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for the Tax-Free Cash Reserve Portfolio of Tax-Free Investments Trust, which is included in Post-Effective Amendment No. 39 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-58286), and Amendment No. 40 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-2731), on Form N-1A of Tax-Free Investments Trust.


                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                     -------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
May 24, 2005